Exhibit 5.2

WongPartnership LLP 12 Marina Boulevard Level 28 Marina Bay Financial Centre Tower 3 Singapore 018982 T +65 6416 8000 wongpartnership.com ASEAN | CHINA | MIDDLE EAST

Date: 12 November 2024 The Board of Directors Wave Life Sciences Ltd. c/o 733 Concord Avenue Cambridge, MA 02138 United States of America	FROM ONKC/JNJM/SLSH/20191271 f:+65 6532 5711 Not for service of court documents Not for urgent correspondence d:+65 6416 2415 e:kuanchung.ong@wongpartnership.com

Dear Sir/Madam

WAVE LIFE SCIENCES LTD. (THE “COMPANY”) – SALES AGREEMENT PROSPECTUS (THE “SALES AGREEMENT PROSPECTUS”) CONTAINED IN THE SHELF REGISTRATION STATEMENT ON FORM S-3 (THE “REGISTRATION STATEMENT”) FILED BY THE COMPANY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RESPECT OF THE OFFER AND SALE FROM TIME TO TIME OF ORDINARY SHARES, NO PAR VALUE, IN THE ISSUED AND PAID-UP CAPITAL OF THE COMPANY HAVING AN AGGREGATE OFFERING PRICE OF UP TO US$250,000,000 (COLLECTIVELY, THE “OFFERING SHARES”) THROUGH JEFFERIES LLC (“JEFFERIES”), ACTING AS AGENT (THE “OFFERING”)

A.	Introduction

1.	We have acted as legal advisers to the Company, a company incorporated under the laws of Singapore, as to Singapore law in connection with the Offering.

2.

The Company entered into an open market sale agreement dated 10 May 2019, as amended on 2 March 2020, 3 March 2022 and 12 November 2024 (the “Sales Agreement”), with Jefferies, under which the Company may offer and sell the Offering Shares from time to time through Jefferies, acting as agent, on the Nasdaq Global Market at sale prices and such other sales as agreed upon by the Company. Upon the terms and subject to the conditions of the Sales Agreement, the Company may, from time to time, request an issuance of the Offering Shares by delivering to Jefferies a written notice (the “Issuance Notice”) setting out, among other things, the total sales price for the Offering Shares, the selling period and the floor price limitation per Offering Share, and Jefferies, upon receipt of an Issuance Notice, will use its commercially reasonable efforts consistent with its normal sales and trading practices to place such Offering Shares in accordance with the information specified in the Issuance Notice.

3.

The Offering Shares will be offered and sold by the Company pursuant to the Sales Agreement Prospectus filed by the Company with the Commission on or about the date hereof that forms a part of the Company’s Registration Statement that was filed on 12 November 2024 by the Company with the Commission pursuant to the Act, relating to the offering by the Company of an indeterminate amount of any combination of securities of the types specified therein.

WongPartnership LLP (UEN: T08LL0003B) is a limited liability law partnership registered in Singapore under the Limited Liability Partnerships Act 2005.

WONGPARTNERSHIP LLP

ONKC/JNJM/SLSH/20191271

12 November 2024

Page: 2

4.

This opinion is supplemental to our opinion dated 12 November 2024 and included as Exhibit 5.1 to the Registration Statement. We do not express nor imply any opinion with respect to the effect of any law other than the laws of Singapore as of the date of this opinion, and have made no investigation of, and do not express or imply views of, any other laws which may be relevant to the documents submitted to us or opinions given by us, nor do we express or imply any opinion on matters relating to tax. This opinion is to be governed by and construed in accordance with the laws of Singapore as applied by the courts of Singapore as of the date of this opinion. Any claim pursuant to this opinion shall only be brought in the courts of the Republic of Singapore. All references to the laws of the Republic of Singapore or a specific law of the Republic of Singapore in this opinion are references to the laws of the Republic of Singapore as applied by the courts of the Republic of Singapore as of the date of this opinion. We are not obliged to update this opinion to reflect, or notify any addressee of this opinion or any other person of, any legal or legislative developments, or other changes to law or fact, arising after the date of this opinion. We have taken instructions solely from the Company.

5.

In respect of the Sales Agreement, the Registration Statement, the Sales Agreement Prospectus and the Issuance Notice(s), we have assumed due compliance with all matters concerning the laws of the United States of America and all other relevant jurisdictions (other than in Singapore in respect of the matters set out in paragraph 9 of this opinion).

B.	Documents

6.	In rendering the opinions set out below, we have examined:

6.1.	an electronic copy (in Portable Document Format) of the executed Sales Agreement;

6.2.	an electronic copy (in Portable Document Format) of the Registration Statement and the Sales Agreement Prospectus;

6.3.

an electronic copy (in Portable Document Format) of the certificate confirming incorporation of the Company dated 24 July 2012 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”);

6.4.

an electronic copy (in Portable Document Format) of the certificate confirming incorporation upon conversion of the Company dated 6 November 2015 issued by ACRA confirming the Company’s conversion to a public company;

6.5.	an electronic copy (in Portable Document Format) of the constitution of the Company, as amended on 9 November 2015 (the “Constitutive Documents”);

6.6.	an electronic copy (in Portable Document Format) of the minutes dated 6 August 2024 of the annual general meeting of the Company held on 6 August 2024 (the “Shareholders’ Resolutions”);

6.7.

an electronic copy (in Portable Document Format) of the resolutions in writing of the Board of Directors of the Company (the “Board”) dated 5 November 2024 (the “Board Resolutions” and, together with the Shareholders’ Resolutions, the “Resolutions”); and

6.8.	such other documents as we may have considered necessary or desirable to examine in order that we may render this opinion.

7.

This opinion is being rendered to you in connection with the filing of the Sales Agreement Prospectus. Except as expressly provided in paragraph 9 of this opinion, we express no opinion whatsoever with respect to any document described in paragraph 6 of this opinion.

WONGPARTNERSHIP LLP

ONKC/JNJM/SLSH/20191271

12 November 2024

Page: 3

C.	Assumptions

8.	We have assumed (without enquiry and with your consent):

8.1.

that each of the parties to the Sales Agreement (other than the Company) has been duly incorporated, established or constituted, and is validly existing under the laws of its jurisdiction of incorporation, establishment or constitution, as the case may be;

8.2.

all signatures (including without limitation marks or text purporting to be signatures) (whether electronic or otherwise) on all documents submitted or made available to us (a) are genuine and authentic, (b) have not been altered or tampered with in any way, and (c) are in compliance with the constitutive documents of the parties (if a company) and where applicable, the Electronic Transactions Act 2010 of Singapore, and that each such signature is that of a person duly authorised to affix the same and execute the relevant documents in the manner it was executed, and, where a document was signed by electronic signature or purported to be signed in that manner, was affixed at the direction of (or provided by) such person, the authenticity of all documents submitted or made available to us as originals, and the completeness and the conformity to original documents of all copies submitted or made available to us;

8.3.

that each of the documents submitted or made available to us for examination is true, complete and up-to-date and has not been revoked, repudiated, terminated, amended or superseded, and all representations, warranties, assumptions and factual statements contained therein are true and accurate;

8.4.

that the Resolutions and any corporate resolutions (the “Future Authorisations”) which may, from time to time, be passed in respect of the Offering (including, but not limited to, any Share Issue Mandate (as defined below) and any resolution relating to the issuance and delivery of an Issuance Notice and the Offering Shares thereunder) were or, as the case may be, will be:

(a)

duly passed at properly convened meetings of duly appointed directors or the shareholders of the Company, or a duly constituted committee of the Board, or as the case may be, duly passed in the form of circulating resolutions in writing, in accordance with the provisions of the Constitutive Documents; and

(b)	duly passed in accordance with the provisions of the Companies Act 1967 of Singapore (the “Companies Act”), if any;

8.5.

that the approvals conferred by the copies of the Resolutions and the Future Authorisations have not been and, as the case may be, will not be revoked, rescinded, superseded or amended and are and, as the case may be, will be in full force and effect, and that no other resolution or other action has been passed or taken which could affect the validity of any or all of the Resolutions and the Future Authorisations;

8.6.	that the directors of the Company:

(a)	have been duly appointed in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time;

(b)

have acted and will act in good faith and in the best interests of the Company in approving the preparation, execution and filing of the Registration Statement and the Sales Agreement Prospectus with the Commission, the entry into the transactions contemplated in the Sales Agreement Prospectus, and the execution of, and entry into, the Sales Agreement, and without intention to defraud any of the creditors of the Company; and

(c)

have each disclosed and will disclose any interest which he may have in the transactions contemplated in the Registration Statement, the Sales Agreement Prospectus and the Sales Agreement in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time and none of the directors of the Company has or will have any interest in such transactions except to the extent permitted by the Companies Act and the constitution of the Company in force at that time;

WONGPARTNERSHIP LLP

ONKC/JNJM/SLSH/20191271

12 November 2024

Page: 4

8.7.	that all relevant documents have been provided to us by the officers of the Company for inspection for the purposes of this opinion;

8.8.

that the Company will have obtained, at the time of each issuance of the Offering Shares, a mandate from the shareholders of the Company to issue such Offering Shares pursuant to Section 161 of the Companies Act (the “Share Issue Mandate”) and such Share Issue Mandate will not have expired in accordance with its terms or been previously revoked or varied by the Company in a general meeting;

8.9.

that the Offering Share(s) will be issued in accordance with the terms and subject to the conditions in the Resolutions, the Future Authorisations and/or the instructions of the person(s) acting pursuant to authority properly delegated to such person by the Board of Directors or any committee of the Board of Directors;

8.10.	that at each time of issuance, sale and/or delivery of the Issuance Notice(s) and Offering Shares(s):

(a)

the issuance, sale and/or delivery of the Issuance Notice(s) and the Offering Share(s) will be duly authorised by, as the case may be, the Resolutions, the Future Authorisations and/or the person(s) acting pursuant to authority properly delegated to such person by the Board of Directors or any committee of the Board of Directors; and

(b)	the Company will be validly existing under the laws of Singapore, with the requisite capacity, power and authority to issue, sell and/or deliver the Issuance Notice(s) and Offering Share(s);

8.11.

that the Offering Shares to be issued in connection with the Offering will be duly registered in the names of the persons who subscribe for or purchase the Offering Shares in the Register of Members of the Company, or in the name of the Depository Trust Company or its nominee, as the case may be, and the certificates for the Offering Shares will be duly issued and delivered;

8.12.	that:

(a)

the results of the electronic instant information search made by us on 11 November 2024 at 9.40 a.m. (Singapore time) of the public records of the Company maintained by ACRA at https://www.acra.gov.sg (the “ACRA Search”) at ACRA;

(b)

the results of the electronic searches made by us on 11 November 2024 at 9.26 a.m. (Singapore time) for the period of 1 January 2021 to 11 November 2024 (as at 9.26 a.m.) (both dates inclusive) of: (i) the Company, obtained from the search modules Insolvency (including Judicial Management) (Supreme Court), Appeals Cases (Supreme Court), Appeals Cases (State Court), Civil Cases (Supreme Court), Civil Cases (State Courts), Enforcement (Supreme Courts) and Enforcement (State Courts), and (ii) the directors of the Company, obtained from the search module Bankruptcy (Supreme Court), of the Cause Book Search function of the eLitigation system at https://www.elitigation.sg (the “Court Searches”); and

(c)

the results of the corporate insolvency search made by us on 11 November 2024 at 10.12 a.m. (Singapore time) on the Company with the Insolvency Office of the Ministry of Law in the Republic of Singapore (the “Corporate Insolvency Search”),

WONGPARTNERSHIP LLP

ONKC/JNJM/SLSH/20191271

12 November 2024

Page: 5

are true, complete and accurate, and remain correct up to the date of this opinion and that:

(i)	such information has not since the relevant time on which the ACRA Search, Court Searches or Corporate Insolvency Search, as the case may be, were conducted, been altered; and

(ii)

the ACRA Search, Court Searches and Corporate Insolvency Search, as the case may be, did not fail to disclose any information which has been lodged, registered or filed but did not appear on the public records available for such electronic searches at the time of such searches, and all matters which ought to have been lodged, registered, or filed with ACRA, the relevant court or the Insolvency Office of the Ministry of Law in the Republic of Singapore, as the case may be, have been duly lodged, registered, or filed;

8.13.	that no law (including, without limitation, any public policy) of any jurisdiction outside Singapore is relevant to or affects the opinions expressed or conclusions stated in this opinion;

8.14.

that the Company has validly entered into the Sales Agreement and the Issuance Notice(s) will be validly issued and delivered by the Company in accordance terms and subject to the conditions of the Sales Agreement;

8.15.

that the Sales Agreement and the Issuance Notice(s) issued and delivered thereunder constitutes and, as the case may be, will constitute legal, valid, binding and enforceable obligations of the parties thereto for all purposes under the laws of all relevant jurisdictions and that, upon receipt of an Issuance Notice, Jefferies will place the Offering Shares in accordance with the terms and subject to the conditions of the Sales Agreement and the Issuance Notice;

8.16.	that there are no agreements, documents, arrangements or transactions to which the Company is a party that may in any way prohibit or restrict the issue of the Offering Shares;

8.17.	that there will be no amendments to the Constitutive Documents or the laws applicable to the Company that would have the effect of rendering any of our opinions in paragraph 9 inaccurate;

8.18.

that no foreign law is relevant to or affects the opinions expressed, or conclusions stated in this opinion, and none of the opinions expressed herein will be affected by the laws (including, without limitation, the public policy) of any jurisdiction outside Singapore, and insofar as the laws of any jurisdiction outside Singapore may be relevant, such laws have been or will be complied with; and

8.19.	that none of the Registration Statement, the Sales Agreement Prospectus and the Sales Agreement nor any of the transactions contemplated respectively thereunder constitutes or will constitute a sham.

D.	Opinion

9.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein and having regard to such legal considerations as we have deemed relevant and subject to any matters not disclosed to us, we are of the opinion that the Offering Shares, when issued and delivered by the Company in accordance with the Constitutive Documents and the terms of the Sales Agreement, and pursuant to the laws of Singapore against payment of the issuance price of each Offering Share placed by Jefferies, will be validly issued, fully paid and non-assessable.

E.	Qualifications

10.	This opinion is subject to the following qualifications:

10.1.

for the purposes of this opinion, we have assumed that the term “non-assessable” (a term which has no recognised meaning under the laws of Singapore) in relation to the Offering Shares means that holders of such shares, having fully paid up all amounts due on such shares, or such shares having been credited as fully paid up, as the case may be, are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares;

WONGPARTNERSHIP LLP

ONKC/JNJM/SLSH/20191271

12 November 2024

Page: 6

10.2.

we are not responsible for, and have not investigated or verified, the accuracy or completeness of the facts and information, including any statements of foreign law, or the reasonableness of any assumptions, statements of opinion or intention, contained in the Sales Agreement and the documents referred to in paragraph 6 of this opinion. We do not express any opinion as to any matters of fact generally, including statements of foreign law, or the reasonableness of any assumptions or statements of opinion or intention, contained in the documents described in paragraph 6. In addition, we are not responsible for investigating or verifying whether any material fact has been omitted from such documents;

10.3.

we have relied on electronic searches of the publicly available records of ACRA, the Supreme Court of the Republic of Singapore and the State Courts of the Republic of Singapore, and the Insolvency Office of the Ministry of Law of the Republic of Singapore, and the records disclosed by such searches may not be complete or up-to-date. In particular, the ACRA Search is not capable of revealing whether or not a winding-up application has been presented, a winding-up order has been made, or a winding up resolution has been passed, or whether or not a receiver or judicial manager has been appointed. Notice of a winding-up order made or a resolution passed or a receiver or judicial manager appointed may not be filed at ACRA immediately. The Corporate Insolvency Search is not capable of revealing whether or not a winding-up petition has been presented. The Court Searches may not immediately reveal whether a winding up order has been made, a winding up resolution has been passed, or whether a receiver or judicial manager has been appointed. It should be noted that the search results may not necessarily be up-to-date and that the accuracy of the search results depend on the due lodgement, registration or filing of documents by the person obliged to lodge, register or file the same. Additionally, under the search function in eLitigation, searches have to be carried out by selecting group/case types which are categorised into eight modules (namely “Appeal Cases”, “Admiralty”, “Bankruptcy”, “Civil Cases”, “Enforcement”, “Insolvency (including Judicial Management)”, “Power of Attorney” and “Probate”). We understand that a maximum of 50 records can be handled per search request and as such, the searches may not be able to reveal all the cases to which the relevant entity is a party;

10.4.

we express no opinion as to the validity, binding effect or enforceability of any provision in the Sales Agreement and the Issuance Notice(s) or, as to the availability in Singapore of remedies which are available in our jurisdictions; and

10.5.

this opinion is strictly limited to matters stated in this opinion and is not to be construed as extending (by implication or otherwise) to all the documents listed in paragraph 6 of this opinion, or to any other matter or document in connection with, referred to, contemplated by or incorporated by reference, in such documents.

11.	With respect to matters of fact material to this opinion, we have relied on the statements of the responsible officers of the Company.

12.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Sales Agreement Prospectus. In giving this consent, we do not hereby admit and shall not be deemed to admit that we come within the category of persons whose consent is required under Sections 7 and 11 of the Act or to the rules and regulations of the Commission thereunder.

WONGPARTNERSHIP LLP

ONKC/JNJM/SLSH/20191271

12 November 2024

Page: 7

13.

This opinion is only for the benefit of the person to whom it is addressed, subject to the condition that such person accepts and acknowledges that this opinion may not be appropriate or sufficient for such person’s purposes, and is strictly limited to the matters stated in this opinion and is not to be read as extended by implication to any other matter in connection with the Offering, the Registration Statement, the Sales Agreement Prospectus, the Sales Agreement or otherwise, including, but without limitation, any other document. Further, save for the filing of this opinion with the Commission as an exhibit to the Registration Statement, this opinion is not to be circulated or disclosed to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable provisions of federal securities law in the United States of America, if any), nor is it to be used or relied upon for any other purpose, or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

Yours faithfully

/s/ WongPartnership LLP

WONGPARTNERSHIP LLP